UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400 Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTMI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 27, 2022 (the “Closing Date”) pursuant to the terms of the Stock Purchase Agreement dated April 18, 2022, by and among the TTM Technologies, Inc. (the “Company”), Griffon Corporation, a Delaware corporation, and Exphonics, Inc. (the “Sellers”), the Company completed its previously announced acquisition of all of the issued and outstanding shares of common stock of Gritel Holding Co., Inc., a Delaware corporation (“Gritel”) and ISC Farmingdale Corp., a New York corporation (the “Acquisition”). Telephonics Corporation, a Delaware corporation (“Telephonics”) is wholly-owned by Gritel, and, as a result of the Acquisition Telephonics became an indirect, wholly-owned subsidiary of the Company.

The consideration paid by the Company was approximately $330.0 million in cash, subject to customary working capital and certain other adjustments (the “Purchase Price”). The Company used cash on hand to fund the Purchase Price and pay fees and expenses related to the Acquisition.

The foregoing description of the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2022, and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 27, 2022, the Company issued a press release announcing the closing of the Acquisition (the “Closing Press Release”). A copy of the Closing Press Release is furnished with this Report as Exhibit 99.1.

Certain Information

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file by amendment to this Report, within 71 calendar days of the date on which this Report was required to be filed, the historical financial statements with respect to the companies acquired in the Acquisition that are required to be filed as part of this Report pursuant to Regulation S-X.

(b)	Pro Forma Financial Information.

The Company will file by amendment to this Report, within 71 calendar days of the date on which this Report was required to be filed, the historical pro forma financial information with respect to the companies acquired in the Acquisition that are required to be filed as part of this Report pursuant to Regulation S-X.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Stock Purchase Agreement, dated as of April 18, 2022, by and among TTM Technologies, Inc., Griffon Corporation, and Exphonics, Inc.

99.1	Press Release dated June 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 18, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: June 27, 2022		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, General Counsel & Secretary